UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2022

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title	Trading Symbol	Name of each exchange on which registered
Common Stock without par value	OTEX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD

In connection with the proposed offering of senior secured notes described in Item 8.01 below, Open Text Corporation (“OpenText” or the “Company”) is providing certain additional information, which information is expected to be included in the final offering memorandum for the proposed offering of senior secured notes described under 8.01 below.

With reference to the unaudited pro forma condensed combined financial statements previously furnished in Item 7.01 of our Current Report on Form 8-K furnished to the Securities and Exchange Commission on November 14, 2022, as a result of the expected final allocation of financing between senior secured notes and first lien term loan facility and applicable sizes, pricing and interest rates thereof, the unaudited pro forma condensed combined financial statements previously furnished would be revised to include an increase in interest expense of approximately $11.9 million and $48.0 million for the three months ended September 30, 2022 and twelve months ended June 30, 2022, respectively, and an increase in net loss of approximately $8.8 million for the three months ended September 30, 2022 and a decrease in net income of approximately $35.5 million for the twelve months ended June 30, 2022, respectively. Earnings (loss) per share and related financial statements items would be adjusted accordingly.

The information set forth in this Item 7.01 is being furnished under Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. In addition, this information shall not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or any filing under the Exchange Act, regardless of any general incorporation language in any such filing.

Item 8.01.	Other Events.

On November 16, 2022, OpenText issued a press release announcing in connection with its pending acquisition of Micro Focus International plc (“Micro Focus”) (1) that the Company has priced an offering consisting of $1 billion principal amount of 6.90% senior secured fixed rate notes due 2027 pursuant to Rule 144A and Regulation S under the Securities Act and that (2) the Company has successfully fully syndicated its first lien term loan facility due 2029 in the amount of $3.585 billion, which will bear interest at a rate per annum equal to adjusted term SOFR plus 3.50% and, upon closing of the senior secured notes offering, expects the bridge loan agreement entered into in connection with the acquisition of Micro Focus to be terminated undrawn. A copy of the press release is filed as Exhibit 99.1 hereto, and the information contained in Exhibit 99.1 is incorporated herein by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated November 16, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

November 16, 2022	By:	/s/ Michael F. Acedo
Michael F. Acedo
Executive Vice-President, Chief Legal Officer & Corporate Secretary